UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2006

McKesson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13252	943207296
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

McKesson Plaza, One Post Street, San Francisco, California		94104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415-983-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

McKesson Corporation announced on September 11, 2006 that the company will record a credit to income tax expense of $80 million in its quarter ended September 30th, 2006, based on receiving a private letter ruling from the U.S. Internal Revenue Service ("IRS") holding that the company’s payment of approximately $960 million to settle the consolidated securities class action, "In re McKesson HBOC, Inc. Securities Litigation" (N.D. Cal. Case No. C-99-20743-RMW), is fully tax-deductible. McKesson established tax reserves to reflect the lack of certainty regarding the tax deductibility of settlement amounts paid in the consolidated securities class action and related litigation. The company believes that the IRS ruling makes it appropriate to reverse $80 million of these reserves, resulting in a credit to income tax expense in McKesson’s financial statements in the quarter ending September 30, 2006.

See attached Exhibit 99 for a complete copy of the press release issued September 11, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation

September 11, 2006	By:	Jeffery C. Campbell

Name: Jeffery C. Campbell
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99	Press Release issued September 11, 2006 announcing that McKesson will record an $80 million credit to income tax expense in its quarter ended September 30th, 2006 related to tax deductibility of securities class action settlement.